Exhibit 3.2

COMMERCIAL BANCGROUP, INC.

AMENDED AND RESTATED BYLAWS

adopted September 19, 2025

TABLE OF CONTENTS

Article I NAME AND OFFICES OF COMPANY	1

Article II CAPITAL STOCK	1

Secton 2.1. Share Certificates	1
Secton 2.2. Rights of Company with Respect to Record Owners	2
Secton 2.3. Transfers of Shares	2

Article III SHAREHOLDER MEETINGS	2

Secton 3.1. Place of Meetings; Meetings by Remote Communication	2
Secton 3.2. Annual Meetings of Shareholders	3
Secton 3.3. Special Meetings of Shareholders	3
Secton 3.4. Notice of Meetings of Shareholders	4
Secton 3.5. Shareholders List	4
Secton 3.6. Quorum	4
Secton 3.7. Voting of Shares	4
Secton 3.8. Administration of Meetings	5
Secton 3.9. Record Date	5
Secton 3.10. Proxies	5
Secton 3.11. Notice of Shareholder Proposals and Director Nominations	5

Article IV BOARD OF DIRECTORS	7

Secton 4.1. Management; Powers and Authority	7
Secton 4.2. Number of Directors; Term of Office; Chairperson	7
Secton 4.3. Removal of Directors	8
Secton 4.4. Director Resignations	8
Secton 4.5. Vacancies	8
Secton 4.6. Meetings of the Board	8
Secton 4.7. Presiding Officer	9
Secton 4.8. Quorum and Voting	9
Secton 4.9. Committees of the Board	9
Secton 4.10. Employee Directors	10

Article V OFFICERS	10

Secton 5.1. Officer Positions	10
Secton 5.2. Election and Term	10
Secton 5.3. Removal	10
Secton 5.4. Compensation	10
Secton 5.5. Chief Executive Officer	10
Secton 5.6. President	10

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Secton 5.7. Chief Financial Officer	11
Secton 5.8. Secretary	11
Secton 5.9. Other Officers	11

Article VI INDEMNIFICATION	11

Secton 6.1. Right to Indemnification	11
Secton 6.2. Claims	12
Secton 6.3. Non-Exclusivity of Rights	12
Secton 6.4. Other Indemnification	12
Secton 6.5. Insurance	12

Article VII FISCAL YEAR	12

Article VIII DISTRIBUTIONS	13

Secton 8.1. Authority	13
Secton 8.2. Record Date	13

Article IX CORPORATE ACTIONS	13

Secton 9.1. Execution of Instruments	13
Secton 9.2. Receipts, Checks, Drafts, Etc	13
Secton 9.3. Corporate Seal	13

Article X AMENDMENT OF BYLAWS	13

Article XI VOTING SECURITIES HELD BY COMPANY	14

Article XII NOTICE BY ELECTRONIC TRANSMISSION	14

Secton 12.1. Notice by Electronic Transmission	14
Secton 12.2. Definition of Electronic Transmission	14

Article XIII VIOLATION OF LAW OR REGULATION	14

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AMENDED AND RESTATED BYLAWS

OF

COMMERCIAL BANCGROUP, INC.

Article I
NAME AND OFFICES OF COMPANY

The name of the company is Commercial Bancgroup, Inc. (the “Company”), and the Company’s principal office address shall be at such location as may be determined from time to time by the board of directors of the Company (the “Board”). The Company may establish and maintain offices at such other locations as may be determined from time to time by the Board.

Article II
CAPITAL STOCK

Secton 2.1. Share Certificates. Shares of capital stock of the Company may be either certificated or uncertificated as determined by the Board. If shares are certificated, certificates for the shares shall be numbered consecutively, shall be entered in the books or records of the Company as issued, and shall be signed, either manually or in facsimile, by either the President or the Chief Executive Officer and either the Secretary or the Chief Financial Officer, or by such other officers as may from time to time be designated by the Board, the signature of two such officers being required. Each certificate shall state on its face the name of the Company, that the Company is organized under the laws of the State of Tennessee, the name of the person to whom it is issued, the date of the certificate’s issuance, the number and class of shares, and the designation of the series, if any, the certificate represents, the par value of each share represented by the certificate, or that the shares are without par value, and such other information as the Board may from time to time require. The designation and relative rights, preferences, and limitations of shares of each class or series of capital stock of the Company and the variations in rights, preferences, and limitations determined for each series (and the authority of the Board to determine variations for future series) shall be summarized on the front or back of each certificate, or, alternatively, each certificate may conspicuously state that such information will be furnished by the Company to the holder of the certificate free of charge upon written request. Shares of capital stock of the Company not registered under the Securities Act of 1933, as amended (the “Securities Act”), and any applicable state securities laws, including shares issued pursuant to an exemption from registration under the Securities Act and any applicable state securities laws, shall not be sold, pledged, hypothecated, gifted, or otherwise transferred or disposed of absent registration or exemption, and a legend in substantially the following form shall be placed in the Company’s stock transfer records and conspicuously noted on each certificate representing such shares:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, GIFTED, OR OTHERWISE TRANSFERRED OR DISPOSED OF ABSENT AN EFFECTIVE REGISTRATION STATEMENT COVERING THE SECURITIES UNDER, OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS.

Additionally, each certificate representing shares of capital stock of the Company shall bear a legend in substantially the following form:

THE COMPANY IS AUTHORIZED TO ISSUE DIFFERENT CLASSES OF SHARES AND DIFFERENT SERIES OF SHARES WITHIN A CLASS. THE COMPANY WILL, UPON WRITTEN REQUEST, FURNISH TO THE HOLDER OF THIS CERTIFICATE, IN WRITING AND WITHOUT CHARGE, A STATEMENT OF THE DESIGNATION AND RELATIVE RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH CLASS, AND SERIES WITHIN A CLASS, OF CAPITAL STOCK OF THE COMPANY AND THE VARIATIONS IN RIGHTS, PREFERENCES, AND LIMITATIONS APPLICABLE TO EACH SERIES (AND THE AUTHORITY OF THE COMPANY’S BOARD OF DIRECTORS TO DETERMINE VARIATIONS FOR FUTURE SERIES).

Secton 2.2. Rights of Company with Respect to Record Owners. The Company shall be entitled to treat the holder of record of any shares of capital stock of the Company as the holder in fact thereof and the person exclusively entitled to vote the shares, to receive any share dividend or distribution with respect to the shares, and for all other purposes, and the Company shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not the Company has express or other notice thereof, except as otherwise provided by applicable law.

Secton 2.3. Transfers of Shares. Transfers of shares of capital stock of the Company shall be made upon the books of the Company by the record holder thereof, or by an attorney-in-fact lawfully constituted in writing, upon the surrender of the certificate(s), if any, therefor. The Board may from time to time appoint suitable agents to facilitate transfers by shareholders of shares of capital stock of the Company.

Secton 2.4.  Lost, Stolen, Destroyed, or Mutilated Certificates. Any person claiming a certificate for shares of capital stock of the Company to be lost, stolen, destroyed, or mutilated shall make a written affidavit or affirmation of such fact in the manner required by the Company or its stock transfer agent and, if the Company or its stock transfer agent requires, shall give the Company and/or its stock transfer agent a bond of indemnity in such form and amount as the Company or its stock transfer agent may require, and with one or more sureties satisfactory to the Company and its stock transfer agent, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen, destroyed, or mutilated.

Article III
SHAREHOLDER MEETINGS

Secton 3.1. Place of Meetings; Meetings by Remote Communication.

(a) The Board may designate any place, either within or without the State of Tennessee, as the place of meeting for any annual meeting of shareholders or for any special meeting of shareholders called by the Board, or that any such meeting will be held by means of remote communication. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Company.

(b) If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, be deemed present in person at, and participate in and vote at, a meeting of shareholders, whether such meeting is to be held at a designated place or solely by means of remote communication; provided that (i) the Company shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the Company shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Company’s shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any shareholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Secton 3.2. Annual Meetings of Shareholders. An annual meeting of the shareholders of the Company, for the purpose of electing directors and transacting any other business that may be properly brought before the meeting, shall be held on the date and at the time determined by the Board and stated in the notice of the meeting. If the Company fails to hold an annual meeting of shareholders within the earlier of six months after the end of the Company’s fiscal year or fifteen months after the last annual meeting of shareholders, any shareholder entitled to vote at an annual meeting may make a demand in writing to the Secretary of the Company that an annual meeting be held.

Secton 3.3. Special Meetings of Shareholders.

(a) Special meetings of the shareholders of the Company may be called by (i) the Chairperson of the Board, (ii) the Chief Executive Officer, (iii) the Board, by majority vote of all members of the Board, or (iv) the holder(s) of 25% or more of the issued and outstanding shares of voting stock of the Company entitled to vote on any matter proposed to be considered at such special meeting.

(b) If any person(s) other than the Board call a special meeting of shareholders, the request for the meeting shall (i) be in writing, (ii) specify the general nature of the business proposed to be transacted at the meeting, and (iii) be delivered to the Secretary of the Company. Upon receipt of such a request, the Board shall determine the date and time of such special meeting, which must be scheduled to be held on a date that is within 90 days of receipt by the Secretary of the request therefor, unless a later date is required in order to allow the Company to file any documents or information required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Secretary of the Company shall prepare notice of a special meeting properly requested in accordance with these bylaws. No business may be transacted at any such special meeting other than the business specified in the notice of such meeting given to shareholders.

(c) In the case of a special meeting requested pursuant to Section 3.3(b), the Chairperson shall have the power and duty (i) to determine whether any nomination or other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these bylaws and (ii) if any proposed nomination or business was not made or proposed in compliance with these bylaws or the stated business to be brought before the special meeting is not a proper subject for shareholder action under applicable law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted.

(d) A special meeting of shareholders requested pursuant to Section 3.3(b) shall not be held if (i) the Board calls for an annual meeting of shareholders to be held within 90 days of receipt by the Secretary of the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (in addition to any other business properly brought before the annual meeting) the business specified in such special meeting request; (ii) an annual or special meeting of shareholders was held during the 90-day period immediately prior to receipt by the Secretary of the request for the special meeting and the Board determines in good faith that the business of such prior annual or special meeting included (in addition to any other business properly brought before such prior annual or special meeting) the business specified in such special meeting request; or (iii) the Board determines in good faith that all of the stated business to be brought before such special meeting is not a proper subject for shareholder action under applicable law.

Secton 3.4. Notice of Meetings of Shareholders.

(a) Written notice of the date, time, and place of each annual or special meeting of the shareholders of the Company shall be given to all shareholders entitled to notice of the meeting, at the addresses shown on the stock records of the Company for such persons, no fewer than 10 days nor more than two months prior to the date of the meeting. Notice of any special meeting of the shareholders of the Company shall state the purpose or purposes of the meeting.

(b) Notice of any meeting of shareholders shall be conclusively deemed given (i) if mailed, when deposited in the United States mail, postage prepaid, directed to a shareholder at the shareholder’s address as it appears on the Company’s records, (ii) if electronically transmitted, as provided in Article XII of these bylaws, or (iii) if otherwise given, when delivered.

(c) Any shareholder entitled to notice of a meeting of shareholders may sign a written waiver of notice either before or after the time of the meeting. A shareholder’s participation in or attendance at a meeting of shareholders constitutes waiver of notice thereof, unless the shareholder attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

Secton 3.5. Shareholders List. The officer or agent having charge of the stock transfer records of the Company shall prepare an alphabetical list of all shareholders entitled to notice of a meeting of shareholders, arranged by voting group and by class and series of shares if applicable, which list shall contain the address of and the number of shares held by each shareholder. The list shall be available for inspection by any shareholder beginning two business days after notice of the meeting is given, during regular business hours at the Company’s principal office or another place identified in the meeting notice in the city where the meeting will be held. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the entire meeting and any adjournment thereof. If a meeting of shareholders is held solely by means of remote communication, the list will be open to examination by the shareholders for the duration of the meeting on a reasonably accessible electronic network, and the information required to access the list will be provided to shareholders with the notice of the meeting.

Secton 3.6. Quorum. The holders of shares representing a majority of the votes entitled to be cast on a matter to be considered at an annual or special meeting of shareholders, present in person or by proxy, shall constitute a quorum for such meeting with respect to that matter. However, if such a quorum shall not be present at any meeting of Company shareholders, either the chairperson of the meeting or the holders of a majority of the shares present, in person or by proxy, may adjourn the meeting, without notice other than the announcement at the meeting of the date, time, and place to which the meeting is adjourned. At any such adjourned meeting, any business may be transacted which could have been transacted at the meeting as originally notified. Once a share is represented for any purpose at a meeting of shareholders, it shall be deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is or must be set for the adjourned meeting.

Secton 3.7. Voting of Shares. Each outstanding share of capital stock of the Company, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided in these bylaws and except to the extent that the charter of the Company provides for more or less than one vote per share or limits or denies voting rights to the holders of shares of any class or series of capital stock. Except for the election of directors, action on a matter by a voting group will be approved if the votes cast within the voting group in favor of the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the charter of the Company, these bylaws, or the Tennessee Business Corporation Act. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of shareholders at which a quorum is present.

Secton 3.8. Administration of Meetings.

(a) The Chairperson of the Board shall preside at all meetings of the shareholders of the Company. In the event of the Chairperson’s absence, incapacity, or refusal to serve, any Company officer or director selected by the Board prior to the meeting may so preside.

(b) The Board shall be entitled to make such rules and/or regulations for the conduct of meetings of shareholders as it shall deem necessary, appropriate, or convenient. Subject to such rules and regulations, if any, the Chairperson shall have the right and authority to prescribe such rules, regulations, and procedures and to do all acts as, in the judgment of such Chairperson, are necessary, appropriate, or convenient for the proper conduct of any meeting of shareholders, including without limitation establishing an agenda of business for the meeting, rules and/or regulations to maintain order, restrictions on entry to the meeting after the time fixed for commencement thereof, and the date and time of the opening and closing of the polls for each matter upon which shareholders will vote at the meeting.

Secton 3.9. Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, the Board may fix in advance a record date, which shall be no more than 70 days before the meeting. If no date is fixed by the Board, the record date shall be the close of business on the business day immediately prior to the date that notice of the meeting is given to shareholders. Except as otherwise provided in the Tennessee Business Corporation Act, when a determination of shareholders entitled to notice of or to vote at any meeting of Company shareholders has been made, such determination shall be effective for any adjournment of such meeting.

Secton 3.10. Proxies. Each shareholder entitled to vote at a meeting of shareholders shall be entitled to vote by proxy, and proxies shall be provided with the notice of any meeting of shareholders. A proxy must be signed by the owner(s) of the shares to be voted under the proxy and shall be valid for 11 months from the date of the proxy, unless the proxy expressly provides for another period. An appointment of a proxy is effective when received by the Secretary of the Company or any other officer or agent authorized to tabulate votes. All proxies shall be dated and filed with the records of the meeting of Company shareholders to which they relate.

Secton 3.11. Notice of Shareholder Proposals and Director Nominations.

(a) Shareholder Proposals

(i) At a meeting of shareholders, only the business properly brought before the meeting shall be conducted. To be properly brought before an annual meeting, an item of business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board, or (3) otherwise properly brought before the meeting by a Company shareholder who is a shareholder of record both at the time the notice of the meeting is given to shareholders and at the time of the annual meeting, who is entitled to vote at the meeting, and who complies with the notice procedures set forth in this Section 3.11.

(ii) In order for business to be properly brought before an annual meeting by a shareholder, the shareholder, in addition to any other applicable requirements, must have given timely notice in proper form to the Secretary of the Company. To be timely, a shareholder’s notice must be received at the principal office of the Company (1) not later than the close of business on the 90th calendar day nor earlier than the close of business on the 120th calendar day prior to the one-year anniversary of the previous year’s annual meeting, if such annual meeting is to be held on a date that is not more than 30 calendar days in advance of and not more than 70 calendar days after the one-year anniversary of the previous year’s annual meeting, and (2) with respect to any other annual meeting of shareholders, the close of business on the 10th calendar day following the date of public disclosure of the date of such meeting. In no event shall the public disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period). To be in proper form, a shareholder’s notice to the Secretary shall be in writing and set forth (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (2) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (3) the class and number of shares of capital stock of the Company owned beneficially or of record by the shareholder, (4) any material interest of the shareholder in such business, and (5) any other information that is required to be provided by the shareholder pursuant to Rule 14A under the Exchange Act in the shareholder’s capacity as a proponent of a shareholder proposal. Notwithstanding the foregoing, in order to include information with respect to a shareholder proposal in the Company’s proxy statement and form of proxy for a meeting of shareholders, a shareholder must provide notice as required by the regulations promulgated under the Exchange Act and meet the eligibility and other requirements set out in Rule 14 under the Exchange Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at any annual meeting of shareholders unless such business is brought before the meeting in accordance with the procedures set forth in these bylaws and the Exchange Act and the rules promulgated thereunder. In the event of a discrepancy between these bylaws and the rules promulgated under the Exchange Act, the rules promulgated under the Exchange Act shall govern.

(iii) In order for business to be properly brought by a shareholder before a special meeting of shareholders requested by any person(s) other than the Board pursuant to Section 3.3(b), other than nominations of person(s) for election as a director, shareholders must comply with the procedures set forth in Section 3.3.

(b) Director Nominations

(i) Only persons who are nominated in accordance with the procedures set forth in this Section 3.11 shall be eligible for election by the Company’s shareholders as directors of the Company. To be properly brought before an annual meeting of shareholders, or any special meeting of shareholders called for the purpose of electing directors, nominations for the election of directors must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) made by or at the direction of the Board (or any duly authorized committee thereof), or (3) made by a shareholder of the Company (A) who is a shareholder of record both on the date of the giving of the notice provided for in this Section 3.11 and on the record date for the determination of shareholders entitled to vote at such meeting and (B) who complies with the notice procedures set forth in this Section 3.11(b).

(ii) In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company. To be timely, a shareholder’s notice to the Secretary must be received at the principal office of the Company (1) in accordance with Section 3.11(a)(ii), in the case of an annual meeting, or (2) not later than the close of business on the 10th calendar day following the day on which notice of the date of the special meeting was given or public disclosure of the date of the special meeting was made, whichever first occurs, in the case of a special meeting of shareholders called for the purpose of electing directors.

(iii) To be in proper written form, a shareholder’s notice to the Secretary must set forth:

(1) As to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address, and residence address of the person, (B) the principal occupation or employment of the person, (C) the class and number of shares of capital stock of the Company owned beneficially or of record by the person, (D) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination(s) are to be made by the shareholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Rule 14A under the Exchange Act (including without limitation such person’s written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected);

(2) As to the shareholder giving notice, the information required to be provided pursuant to Section 3.11(a)(ii); and

(3) If applicable, representations that the shareholder intends (A) to appear in person or by proxy at the meeting of shareholders to nominate the person(s) named in the shareholder’s notice and (B) to (I) solicit proxies from holders of the Company’s outstanding capital stock representing at least 67% of the voting power of shares of capital stock entitled to vote in the election of the nominee(s), and include a statement to this effect in its proxy statement and/or form of proxy, (II) otherwise comply with Rule 14a-19 promulgated under the Exchange Act, and (III) provide the Secretary of the Company, not less than seven days prior to the applicable meeting or any adjournment or postponement thereof, with reasonable documentary evidence (as determined by the Secretary in good faith) that the shareholder has complied with such representations.

(iv) No person shall be eligible for election as a director of the Company unless nominated in accordance with the procedures set forth in this Section 3.11(b). If the Chairperson properly determines that a nomination was not made in accordance with the procedures set forth in this Section 3.11(b), the Chairperson shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Article IV
BOARD OF DIRECTORS

Secton 4.1. Management; Powers and Authority. All corporate powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Board. In addition to the powers and authority conferred upon the Board by these bylaws, the Board shall have and may exercise all such powers and exercise all such authority as conferred upon or permitted to the Board by applicable law, rule or regulation, by the charter of the Company, or by the shareholders of the Company.

Secton 4.2. Number of Directors; Term of Office; Chairperson. The number of directors which shall constitute the Board shall be no fewer than five nor more than 25. The number of members of the Board may from time to time be fixed or changed, within the range set forth above, by the Board or by the shareholders of the Company. The terms of Company directors shall be staggered by dividing the Board into three classes designated Class I, Class II, and Class III, with the number of directors in each class to at all times be as equal as possible. Subject to Section 4.5, each director shall be elected for a term to expire at the third annual meeting of Company shareholders following the annual meeting at which such director is elected, except that (i) each director initially appointed to Class I shall serve for an initial term to expire at the first annual meeting of Company shareholders following the effective date of these bylaws, (ii) each director initially appointed to Class II shall serve for an initial term to expire at the second annual meeting of Company shareholders following the effective date of these bylaws, and (iii) each director initially appointed to Class III shall serve for an initial term to expire at the third annual meeting of Company shareholders following the effective date of these bylaws, and provided that the term of each director shall continue until the election and qualification of his or her successor or a decrease in the number of directors and shall be subject to and end at the director’s earlier death, retirement, resignation, or removal from office. The Board shall select from among its members one individual to serve as Chairperson of the Board. The Chairperson of the Board shall have those powers and duties prescribed by these bylaws as well as such other powers and duties as may be prescribed by the Board.

Secton 4.3. Removal of Directors. The shareholders of the Company may remove one or more directors with cause at a meeting called for such purpose. The shareholders of the Company may not remove a director without cause. Any or all of the directors may be removed for cause by the vote of a majority of all members of the Board at a meeting called for such purpose. The notice of any such meeting, whether of the shareholders of the Company or of the Board, must state that the purpose, or one of the purposes, of the meeting is the removal of one or more directors. For purposes of this Section 4.3, a director may be removed for “cause” only if (a) the director has been convicted of or has pled guilty or nolo contendere to a felony, (b) the director has been physically or mentally incapable of performing the duties of a director, with or without reasonable accommodation, for any period of 90 consecutive days or for 120 non-consecutive days during any 365-day period, (c) the director has been adjudicated bankrupt, (d) a regulatory agency or authority having jurisdiction over the Company requests or demands the removal of the director, or (e) a majority of all members of the Board (other than the director to be removed) determines that the director has engaged in conduct materially prejudicial to the interests of the Company.

Secton 4.4. Director Resignations. A director may resign at any time by delivering written notice of resignation to the Chairperson of the Board, the Chief Executive Officer, or the Secretary. Subject to Section 4.10, any such resignation shall be effective when the notice of resignation is delivered, unless the notice of resignation specifies a later effective date.

Secton 4.5. Vacancies. In the event of a vacancy on the Board, including without limitation a vacancy resulting from an increase in the number of directors or the removal of a director, (a) the Company’s shareholders may fill the vacancy, (b) the Board may fill the vacancy, or (c) if the directors remaining in office constitute less than a quorum of the Board, the directors remaining in office may fill the vacancy by the affirmative vote of a majority of such directors. The term of a director elected to fill a vacancy shall expire at the next meeting of Company shareholders at which directors are elected.

Secton 4.6. Meetings of the Board.

(a) The Board shall meet no less frequently than semi-annually.

(b) Regular meetings of the Board shall be held at the principal office of the Company, or at such other location as may be determined from time to time by the Board, on such dates and at such times as the Board may from time to time determine. Special meetings of the Board may be called by the Chairperson of the Board, the Chief Executive Officer, or one-third of the directors then in office.

(c) No notice of regular meetings of the Board need be given to directors. Notice of the date, time, and place of each special meeting of the Board shall be given to each director at least 48 hours prior to the meeting. Notice of any special meeting of the Board may be waived by a director at any time before, during, or after the meeting, provided that any such waiver must be in writing, signed by the director, and filed with the minutes of the subject meeting or the Company’s corporate records. A director’s attendance at or participation in a special meeting of the Board shall constitute a waiver of any required notice thereof unless the director, at the beginning of the meeting or promptly upon the director’s arrival, objects to the holding of the meeting or the transaction of business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

(d) A director who is present at a meeting of the Board when corporate action is taken shall be deemed to have assented to the action taken unless (i) the director objects at the beginning of the meeting, or promptly upon the director’s arrival, to the holding of the meeting or the transaction of business at the meeting; (ii) the director’s dissent or abstention from the action taken is entered in the minutes of the meeting; or (iii) the director delivers written notice of the director’s dissent or abstention from the action taken to the presiding officer of the meeting before its adjournment or to the Company immediately after adjournment of the meeting; provided that the right of dissent or abstention shall not be available to a director who votes in favor of the action taken.

(e) Directors may participate in any meeting of the Board by, and any meeting of the Board may be conducted through the use of, any means of communication by which all directors participating may simultaneously hear one another, including teleconference or video conference.

(f) Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting. If all directors consent to the taking of action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting of the Board shall be the act of the Board. Any such action must be evidenced by one or more written consents describing the action taken, signed by each director, and indicating each director’s vote or abstention on the action. All such written consents shall be included in the corporate minutes or filed with the corporate records reflecting the action taken.

Secton 4.7. Presiding Officer. The Chairperson of the Board shall preside at all meetings of the Board. In the event of the Chairperson’s absence, incapacity, or refusal to serve, the directors present at a meeting of the Board shall select one of their number to so preside.

Secton 4.8. Quorum and Voting. A majority of the members of the Board shall constitute a quorum for the transaction of business, and all matters voted upon by the Board shall be decided by a majority vote of the directors present, assuming a quorum, unless a greater vote is required by the charter of the Company, these bylaws, or applicable law.

Secton 4.9. Committees of the Board.

(a) The Board may, by resolution(s) adopted by a majority of its members, designate and establish from among its members one or more committees, with each such committee to consist of three or more directors all of whom shall serve at the pleasure of the Board, and to have such powers and authority as set forth in the resolution(s) establishing or the charter (if any) of the committee; provided that no such committee shall have the power or authority to (a) authorize distributions, except according to a formula or method prescribed by the Board; (b) fill vacancies occurring on the Board or any committee of the Board; (c) amend or repeal these bylaws or adopt new bylaws; (d) authorize or approve the reacquisition of shares of capital stock of the Company, except according to a formula or method prescribed by the Board; (e) authorize or approve the issuance or sale or contract for sale of shares of capital stock of the Company, or determine the designation and relative rights, preferences, and limitations of any class or series of shares of capital stock of the Company, except with the authorization of and within limits specifically prescribed by the Board, or (f) authorize, approve, or adopt an amendment to the charter of the Company, a plan of merger, share exchange, or consolidation, or the sale, lease, exchange, or other disposition of all or substantially all of the property or assets of the Company.

(b) Except as otherwise provided in this Section 4.9, the other provisions of this Article IV pertaining to the Board and its operation shall be applicable to any committee of the Board. Meetings of a committee of the Board may be called at any time by the Chairperson of the Board, the chairperson of the committee, or the Chief Executive Officer. Meetings of any committee of the Board may be held at such location(s), either within or outside the State of Tennessee, as such committee shall determine. Each committee of the Board may fix its own rules of procedure, including rules of procedure relative to notice of its meetings. Each committee of the Board shall keep a record of its proceedings and shall report such proceedings to the Board on a periodic basis or when otherwise requested by the Board. All action taken by a committee of the Board shall be subject to review and rejection, revision, or alteration by the Board; provided that the rejection, revision, or alteration by the Board of any action properly taken by a committee of the Board shall not affect the rights of persons who have in good faith relied upon such action. The Board shall have the power to at any time remove any member of any committee of the Board with or without cause and to fill vacancies occurring on and to dissolve any committee of the Board.

Secton 4.10. Employee Directors. Any director who is also an employee of the Company or any subsidiary or affiliate of the Company shall immediately tender his or her resignation from the Board upon the termination of his or her employment with the Company and its subsidiary(ies) and affiliate(s). The Board shall as promptly as reasonably practicable consider and determine whether to accept or reject any such resignation. No such tendered resignation shall be effective unless and until accepted by the Board.

Article V
OFFICERS

Secton 5.1. Officer Positions. The officers of the Company shall consist of a Chief Executive Officer, a President, a Chief Financial Officer, and a Secretary (collectively, the “Required Officers”), and such other officers as may be appointed from time to time by the Board or by the Chief Executive Officer in accordance with this Article V. Any two or more offices may be held by the same person.

Secton 5.2. Election and Term. The Required Officers shall be appointed annually by the Board at the first meeting of the Board following the annual meeting of Company shareholders. The Board may from time to time appoint, or authorize the Chief Executive Officer to from time to time appoint, such other Company officers as the Board or the Chief Executive Officer determines necessary or advisable for the conduct of the business and affairs of the Company. All Company officers shall hold office until their successors shall have been appointed and shall have qualified or until their earlier death, retirement, resignation, or removal from office. The Board may require any officer, employee, or agent of the Company to give security for the faithful performance of his or her duties.

Secton 5.3. Removal. Any officer of the Company may be removed by the Board at any time with or without cause. A Company officer appointed by the Chief Executive Officer in accordance with this Section 5.3 may also be removed at any time, with or without cause, by the Chief Executive Officer.

Secton 5.4. Compensation. The compensation of the Required Officers shall be fixed from time to time by the Board or a duly appointed committee thereof. The compensation of all other officers of the Company may be fixed by either the Board or the Chief Executive Office.

Secton 5.5. Chief Executive Officer. The Chief Executive Officer of the Company shall have those powers and duties usually appertaining to his or her office, as well as such other powers and duties as may be prescribed by the Board or these bylaws. Subject to the oversight of the Board, the Chief Executive Officer shall have general charge of the business and affairs of the Company and its operations and shall be its principal executive officer. The Chief Executive Officer shall see that all orders, resolutions, and directives of the Board are carried into effect and shall keep the Board informed on a regular basis of the status of the business, affairs, and operations of the Company.

Secton 5.6. President. The President of the Company shall have those powers and duties usually appertaining to his or her office, as well as such other powers and duties as may be prescribed by the Board or these bylaws.

Secton 5.7. Chief Financial Officer. The Chief Financial Officer of the Company shall be the principal financial officer of the Company. The Chief Financial Officer shall oversee the receipt, custody, and disbursement of corporate funds. The Chief Financial Officer shall deposit funds of the Company, or cause such funds to be deposited, in such banks or other depositories as may be authorized by or designated in the manner prescribed by the Board. The Chief Financial Officer shall have general charge of all securities of the Company. The Chief Financial Officer shall keep or cause to be kept records of all receipts and disbursements of the Company and shall render to the Board and the Chief Executive Officer such reports as to the financial condition and results of the Company as may be requested of him or her from time to time. The Chief Financial Officer may endorse (or authorize to be endorsed) all commercial documents and instruments requiring endorsements for or on behalf of the Company and may sign (or authorize to be signed) all receipts and vouchers for payments made to the Company. The Chief Financial Officer shall also have such other powers and duties as generally are incident to the position of chief financial officer or as may be assigned to the Chief Financial Officer from time to time by the Board or the Chief Executive Officer.

Secton 5.8. Secretary. The Secretary of the Company shall keep and have charge of the minutes of all meetings and other corporate proceedings of the Board and the shareholders of the Company. Except as otherwise provided by these bylaws, the Secretary shall give all notices required by these bylaws or applicable law to be given to the directors or shareholders of the Company. The Secretary shall have charge of the seal of the Company, if any, and may affix the same, or cause the same to be affixed, to any documents or instruments lawfully executed. The Secretary shall have charge of the record of shareholders of the Company and such other books, records, and papers as the Board or the Chief Executive Officer may direct. Subject to the oversight of the Board, the Secretary shall have all such other powers and duties as generally are incident to the position of secretary or as may be assigned to the Secretary from time to time by the Board or the Chief Executive Officer.

Secton 5.9. Other Officers. Any other officer appointed in accordance with this Article V, including without limitation any assistant secretary, shall have such powers and shall perform such duties as prescribed in these bylaws or prescribed or assigned by the Board or the Chief Executive Officer.

Article VI
INDEMNIFICATION

Secton 6.1. Right to Indemnification. Each person who is made a party to or is threatened to be made a party to, or is otherwise involved in, any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a limited liability company, partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans (an “Indemnitee”), provided that the basis of such Proceeding is alleged action or inaction in an official capacity as a director, officer, employee, or agent within the scope of such Indemnitee’s duties and authority, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Tennessee Business Corporation Act, as the same now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company prior to such amendment), and applicable federal laws and regulations (including without limitation applicable federal regulations governing indemnification payments by a depository institution holding company, as the same may be amended from time to time), against all losses, damages, liabilities, and expenses (including without limitation attorneys’ fees, court costs, judgments, fines, excise taxes, penalties, and amounts paid into settlement) reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the Indemnitee’s heirs, executors, and administrators; provided, however, that, except as provided in Section 6.2 with respect to Proceedings to enforce rights to indemnification, the Company will indemnify an Indemnitee with respect to a Proceeding initiated or instituted by the Indemnitee only if such Proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Article VI shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such Proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that an Advancement of Expenses for expenses incurred by an Indemnitee in his or her capacity as a director, officer, employee, or agent shall be made only upon delivery by the Indemnitee to the Company of an undertaking by and on behalf of such Indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise (an “Undertaking”).

Secton 6.2. Claims. If a claim under Section 6.1 of these bylaws is not paid in full by the Company within 30 days after receipt by the Company of written notice of such claim, except in the case of a claim for an Advancement of Expenses in which case the applicable period shall be 10 days, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the Indemnitee also shall be entitled to be paid the expenses of prosecuting or defending such suit. In any suit (a) brought by an Indemnitee to enforce a right of indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an Advancement of Expenses) or (b) brought by the Company to recover an Advancement of Expenses upon a final adjudication that an Indemnitee is not entitled to be indemnified for such expenses, it shall be a defense that the Indemnitee has not met the applicable standard of conduct set forth in the Tennessee Business Corporation Act or applicable federal laws or regulations. Neither the failure of the Company (including the Board or a committee thereof, independent legal counsel, or the Company’s shareholders) to have made a determination prior to the commencement of any such suit that indemnification of an Indemnitee is proper in the circumstances or that the Indemnitee has met the applicable standard of conduct set forth in the Tennessee Business Corporation Act or applicable federal laws and regulations nor an actual determination by the Company (including the Board or a committee thereof, independent legal counsel, or the Company’s shareholders) that the Indemnitee has not met such applicable standard of conduct shall create a presumption that the Indemnitee has not met such applicable standard of conduct or, in the case of any such suit brought by the Indemnitee, be a defense to such suit. In any suit brought by an Indemnitee to enforce a right hereunder or by the Company to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Article VI or otherwise shall be on the Company.

Secton 6.3. Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other rights which any person may have or hereafter acquire under or by these bylaws or any statute, agreement, or vote of shareholders or disinterested directors, or otherwise.

Secton 6.4. Other Indemnification. The Company may, to the extent authorized from time to time by the Board, grant all or any of the rights to indemnification and/or to the advancement of expenses afforded to directors and officers of the Company in this Article VI to any employees or agents of the Company.

Secton 6.5. Insurance. The Company may, but shall not be obligated to, maintain insurance, at its own expense, to protect itself and any person who is or was a director, officer, employee, or agent of the Company, or who while a director, officer, employee, or agent of the Company is or was serving at the request of the Company as a director, officer, partner, trustee, employee, or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other enterprise, against any losses, damages, liabilities, or expenses, whether or not the Company would have the power to indemnify such person against such losses, damages, liabilities, or expenses under this Article VI, the Tennessee Business Corporation Act, or applicable federal laws and regulations.

Article VII
FISCAL YEAR

The fiscal year of the Company shall be the calendar year.

Article VIII
DISTRIBUTIONS

Secton 8.1. Authority. To the extent consistent with applicable laws, rules, and regulations, including without limitation the Tennessee Business Corporation Act, the Board may declare, and the Company may make, such distributions to the Company’s shareholders, of cash, shares of capital stock of the Company, or other property, as the Board in its discretion shall deem proper and consistent with the affairs and safe and sound operation of the Company.

Secton 8.2. Record Date. For the purpose of determining shareholders entitled to receive a distribution by the Company, the Board may fix a date, no more than 60 days prior to the date of the distribution, as the record date for such distribution. If the Board fails to set a record date for any such distribution, the record date therefor shall be the date on which the Board declares the distribution.

Article IX
CORPORATE ACTIONS

Secton 9.1. Execution of Instruments. The Chief Executive Officer, the President, and the Chief Financial Officer shall have the authority, to the extent otherwise consistent with these bylaws and applicable law, to do and perform any and all corporate or official acts in carrying on the Company’s business as they in their discretion deem necessary or advisable, including without limitation the authority to make, execute, acknowledge, and deliver agreements, contracts, deeds, mortgages, deeds of trust, releases, bills of sale, assignments, transfers, leases, powers of attorney or of substitution, proxies to vote stock, and other written instruments that may be necessary in relation to the purchase, sale, lease, assignment, transfer, management, or handling in any way of property of any kind held or controlled by the Company in any capacity. The Board may authorize any other officer(s) or agent(s) of the Company to enter into any contract or execute and deliver any other document or instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

Secton 9.2. Receipts, Checks, Drafts, Etc. All checks, drafts, or other instruments for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such officer(s) or agent(s) of the Company as shall from time to time be determined by resolution of the Board. The Chief Executive Officer, the President, the Chief Financial Officer, and any other officer or employee of the Company designated by the Board shall be authorized and empowered to, on behalf of the Company and in its name, endorse checks, draw drafts, and give receipts for money due and payable to the Company.

Secton 9.3. Corporate Seal. The Company may, but shall not be required to, have a corporate seal. If the Company has a corporate seal, it shall be in such form as determined by the Board.

Article X
AMENDMENT OF BYLAWS

These bylaws may be amended by the shareholders of the Company only by the affirmative vote of a majority of all votes entitled to be cast on the amendment, unless a greater vote is required by the charter of the Company or the Tennessee Business Corporation Act. These bylaws may be amended by the Board to the fullest extent permitted by the Tennessee Business Corporation Act; provided that any such amendment to these bylaws must be approved by the affirmative vote of a majority of all members of the Board, unless a greater vote is required by the Tennessee Business Corporation Act or the charter of the Company.

Article XI
VOTING SECURITIES HELD BY COMPANY

Unless otherwise determined by the Board, the Chief Executive Officer shall have full power and authority to, on behalf of the Company, attend any meeting of security holders of, and to take any action on written consent of the Company as a security holder of, corporations, limited liability companies, and other entities in which the Company may hold securities. The Chief Executive Officer shall possess and may exercise, on behalf of the Company, any and all rights and powers incident to the ownership of such securities which the Company may possess. The Board may from time to time confer like powers and authority upon any other person(s).

Article XII
NOTICE BY ELECTRONIC TRANSMISSION

Secton 12.1. Notice by Electronic Transmission.

(a) Without limiting the manner by which notice otherwise may be given effectively to shareholders pursuant to the Tennessee Business Corporation Act, the charter of the Company, or these bylaws, any notice to shareholders given by the Company shall be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given. Any such consent to the electronic transmission of notices shall be revocable by a shareholder by written notice to the Secretary, and any such consent shall be deemed revoked if (i) the Company is unable to deliver by electronic transmission two consecutive notices given by the Company in accordance with such consent and (ii) such inability to deliver becomes known to the Secretary or to the Company’s stock transfer agent, or any other person responsible for the giving of notices; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any shareholder meeting or action.

(b) Any notice given pursuant to Section 13.1(a) shall be deemed effectively given (i) if given by facsimile, when directed to a facsimile number at which the shareholder has consented to receive notice; (ii) if given by electronic mail, when directed to an electronic mail address at which the shareholder has consented to receive notice; (iii) if given by a posting on an electronic network (including a website) together with separate notice to the shareholder of such posting, upon the later of such posting and the giving of such separate notice; and (iv) if given by any other form of electronic transmission, when directed to the shareholder. A certificate of the Secretary, or of the stock transfer agent or other agent of the Company, certifying that a notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Secton 12.2. Definition of Electronic Transmission. For purposes of these bylaws, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper or another tangible medium that creates a record that may be retained, retrieved, and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

Article XIII
VIOLATION OF LAW OR REGULATION

If any provision of these bylaws is found to be in violation of any federal or state law or regulation, including without limitation the Tennessee Business Corporation Act, the provisions of such federal or state law or regulation shall govern the conduct of the business and affairs and governance of the Company.

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